Exhibit 11
                                                                      ----------

                               Premier Parks Inc.
               Statement re computation of income (loss) per share
                      For the year ended December 31, 1995


Primary income (loss) per common share:

Net income (loss) ..........................................       $ (1,185,000)

Preferred stock dividend ...................................           (529,000)
                                                                   ------------
Net income (loss) applicable to common stock ...............       $ (1,714,000)
                                                                   ============
Weighted average number of common shares
        outstanding ........................................         18,689,000

Primary income (loss) per common share .....................       $      (0.09)
                                                                   ============


Fully diluted income (loss) per common share:

Net income (loss) ..........................................       $ (1,185,000)

Interest on converted senior subordinated debt,
        net of tax effect ..................................            250,000
                                                                   ------------
Net income (loss), as adjusted .............................       $   (935,000)
                                                                   ============

Weighted average number of common shares
        outstanding ........................................         18,689,000

Effect of converting senior subordinated debt,
        as of beginning of year ............................          3,500,000

Effect of converting preferred shares into
        common as of issuance ..............................         12,121,000
                                                                   ------------
Weighted average number of common shares
        outstanding ........................................         34,310,000
                                                                   ------------
Fully diluted income (loss) per common share ...............       $      (0.03)
                                                                   ============

This computation is submitted as an exhibit to the Company's Form 10-K in accordance with Regulation S-K item 601 (b) (11), although presenting the computation is not in accordance with paragraph 30 of APB Opinion 15 because the computation produces an antidilutive result.